Exhibit 23.1


                [Letterhead of Vitale, Caturano & Company, Ltd.]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          As independent registered public accountants, we hereby consent to the use of our report dated June 28, 2005 (and to all references to our Firm) included in or made a part of this first amendment to registration statement on Form SB-2 of Catcher Holdings, Inc.

/s/ VITALE, CATURANO & COMPANY, LTD.

VITALE, CATURANO & COMPANY, LTD.


Boston, Massachusetts
November 23, 2005